UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2011
SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034 Mechanicsburg, PA	17055

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 972-1100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On May 24, 2011, Select Medical Holdings Corporation (“Holdings”) issued a press release announcing that in connection with the previously announced cash tender offer by Select Medical Corporation (“Select”) for up to $266,500,000 aggregate principal amount (the “Maximum Tender Amount”) of Select’s 7 5/8% Senior Subordinated Notes due 2015 (the “Notes”), pursuant to the Offer to Purchase and Consent Solicitation dated April 25, 2011, as subsequently amended and supplemented (as amended, the “Offer to Purchase”), the withdrawal rights provided to all holders of the Notes that validly tendered (and did not validly withdraw) their Notes expired at 5:00 p.m., New York City time, on May 23, 2011 (the “Withdrawal Right Expiration Date”).
Holdings also announced that, as of the Withdrawal Right Expiration Date, the amount of Notes validly tendered (and not validly withdrawn) had exceeded the Maximum Tender Amount. Since Notes may no longer be withdrawn (except in the limited circumstances described in the Offer to Purchase), Select expects that only the Maximum Tender Amount will be accepted for purchase, and the validly tendered Notes will be purchased on a pro rata basis. The cash tender offer remains scheduled to expire at 11:59 p.m., New York City time, on May 31, 2011.
A copy of the press release announcing such information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 24, 2011, announcing expiration of withdrawal rights.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION SELECT MEDICAL CORPORATION
Date: May 24, 2011	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 24, 2011, announcing expiration of withdrawal rights.